FOR IMMEDIATE RELEASE

Contacts:	Dan Loh (Investors) – (914) 701-8200 Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Third-Quarter 2014 Results

•	Adjusted Net Income of $27.4 Million, $1.09 per Share

•	Reported Net Income of $27.6 Million, $1.10 per Share

•	Repurchased 1.8% of Shares Outstanding in the Third Quarter

•	Raising Fourth-Quarter and Full-Year Earnings Outlooks

PURCHASE, N.Y., November 6, 2014 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW), a leading global provider of outsourced aircraft and aviation operating services, today announced adjusted net income attributable to common stockholders of $27.4 million, or $1.09 per diluted share, for the three months ended September 30, 2014, compared with $28.6 million, or $1.13 per diluted share, for the three months ended September 30, 2013.

On a reported basis, net income attributable to common stockholders in the third quarter of 2014 totaled $27.6 million, or $1.10 per diluted share, compared with $23.7 million, or $0.94 per diluted share, in the year-ago quarter.

“Both our third-quarter results and our recently announced placements of three additional ACMI aircraft and four more CMI aircraft illustrate the strength of our business and the demand for our industry-leading assets and services,” said William J. Flynn, President and Chief Executive Officer.

“With airfreight volumes continuing to improve and market yields beginning to pick up, we expect our diversified mix and new placements to drive sequential EPS growth in the fourth quarter. We anticipate adjusted fully diluted earnings per share of approximately $1.33 to $1.43 in the fourth quarter, and we are raising our full-year 2014 adjusted earnings outlook to approximately $3.50 to $3.60 per diluted share.”

Mr. Flynn added: “ACMI earnings in the third quarter were complemented by a profit in Commercial Charter, growth in our Dry Leasing business, and an improved contribution by our military charter operations. Earnings in Commercial Charter were driven by a sharp increase in block hours flown, reflecting the broad-based uptick in airfreight demand. In Dry Leasing, our results benefited from our addition of 777 freighters that generate predictable, long-term revenue and earnings streams. And in AMC Charter, we benefited from an enhanced share of available military flying requirements.

“Reflecting our commitment to shareholder value, we acquired 1.8% of our outstanding common stock through our share repurchase program during the third quarter. Our capital allocation strategy is dedicated to creating, enhancing and returning value to our shareholders, both through business growth and returns of capital.”

We recently placed three incremental Boeing 747 freighters, a 747-8F and two 747-400Fs, into ACMI service for the benefit of DHL Express, the world’s leading international express shipping company, and Etihad Cargo, the fast-growing freight division of Etihad Airways. The placements increase the number of our aircraft in ACMI to 22 from 19.

In addition, we recently announced the expansion of our 767 CMI service in North America for DHL Express. This expansion covers four incremental 767-200 freighter aircraft owned by DHL that we expect to begin flying during the first quarter of 2015.

Adjusted earnings in the third quarter of 2014 excluded a tax adjustment of $0.1 million, or $0.01 per diluted share, related to the company’s Global Supply Systems Limited subsidiary. Adjusted earnings in the third quarter of 2013 excluded an after-tax loss of $4.5 million, or $0.18 per diluted share, on the early extinguishment of debt, and a loss of $0.3 million, or $0.01 per diluted share, on the disposal of aircraft.

Third-Quarter Results

Profitability in our ACMI business during the third quarter reflected an increase in 747-8F revenue and an increase in CMI flying, offset by an increase in maintenance expense on our -8F aircraft and lower 747-400 flying by certain ACMI customers.

In Dry Leasing, revenue and profitability grew following the addition of three 777F aircraft in January 2014 and two in July 2013, which raised our 777F fleet count to six. Each of these aircraft are leased to customers on a long-term basis.

Results in AMC Charter benefited from an increase in block hours and aircraft utilization, partially offset by a decrease in revenue per block hour due to a reduction of the average “pegged” fuel price set by the AMC. Stronger than expected demand for cargo flying and incremental passenger flying as a result of former competitors exiting the AMC Charter market drove contribution growth in the third quarter.

Profitability in Commercial Charter primarily reflected an increase in volumes and improvement in aircraft utilization compared with the third quarter of 2013. Charter operations during the quarter benefited from the broad-based uptick in demand, partially offset by additional travel and ground handling expenses from flying to high-cost locations.

Reported earnings for the period included an effective income tax rate of 29.1%, reflecting the ongoing beneficial impact of lower taxes for certain foreign subsidiaries in our Dry Leasing business.

Nine-Month Results

For the nine months ended September 30, 2014, adjusted net income attributable to common stockholders totaled $54.7 million, or $2.17 per diluted share, compared with $54.9 million, or $2.13 per diluted share, for the nine months ended September 30, 2013.

On a reported basis, nine-month 2014 net income attributable to common stockholders totaled $65.1 million, or $2.59 per diluted share, compared with $63.9 million, or $2.48 per diluted share, in the first nine months of 2013.

Cash and Short-Term Investments

At September 30, 2014, our cash, cash equivalents, short-term investments and restricted cash totaled $287.7 million, compared with $339.2 million at December 31, 2013.

The change in position reflected cash provided by operating and financing activities offset by cash used for investing activities.

Net cash used for investing activities during the first nine months of 2014 primarily related to the purchase of three 777F aircraft for our Dry Leasing business.

Net cash provided by financing activities primarily reflected proceeds from the issuance of debt in connection with the acquisitions of these aircraft. Those proceeds were partially offset by payments on debt obligations and debt issuance costs.

Share Repurchases

During the third quarter, we repurchased 458,937 shares of our common stock for $15.0 million, or 1.8% of our outstanding common stock at June 30, 2014.

Future repurchases under our remaining $45.0 million authority may be made at our discretion, and the actual timing, form and amount will depend on company and market conditions.

Outlook

We are encouraged by our performance in the first nine months of 2014 and the positive direction of market trends so far this year.

Airfreight volumes continue to improve, and recent industry reports suggest that airfreight demand will grow by several percentage points in 2014 – outpacing supply and driving the first real growth since 2010. We are seeing a general increase in demand across all regions, with the greatest growth in the transpacific market. An increase in online shopping and several new high-tech product launches during peak season also continue to favor airfreight.

As a result, we anticipate adjusted and reported fully diluted earnings per share of approximately $1.33 to $1.43 in the fourth quarter. We are also raising our full-year 2014 adjusted earnings outlook to approximately $3.50 to $3.60 per diluted share, and our reported earnings outlook to approximately $3.92 to $4.02.

For the full year, we expect to fly approximately 160,000 block hours, with more than 70% in ACMI, approximately 10% in AMC Charter, and the balance in Commercial Charter. Our Dry Leasing segment should show dramatic growth compared with 2013. While our share of military flying, mainly in passenger service, has increased due to our ability to capitalize on additional flying opportunities and a reduction in the number of carriers serving the market, we expect an overall decline in military demand in the fourth quarter of 2014 compared with 2013.

We also expect aircraft maintenance expense to total approximately $190 to $195 million in 2014, primarily due to performing several conditions-based engine overhauls for our 747-400 fleet during the fourth quarter. Depreciation this year is anticipated to total approximately $120 million, and core capital expenditures are expected to total about $30 to $35 million, mainly for spare parts for our expanded fleet.

We remain confident in the resilience of our business model, as well as our ability to adapt to the market and to leverage the scale and efficiencies in our operations. The business initiatives we have undertaken and the investments we have made have enabled the company to deliver meaningful earnings in any environment.

With a resilient business model, a superior fleet, strong customer relationships, and outstanding employees, we are well-positioned to capitalize on market improvements and to continue to focus on the long-term growth of our business.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2014 financial and operating results at 11:00 a.m. Eastern Time on Thursday, November 6, 2014.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information”, click on “Presentations” and on the link to the third-quarter call) or at the following Web address:

http://www.media-server.com/m/p/mfukjxmu

For those unable to listen to the live call, a replay will be available on the above Web sites following the call. A replay will also be available through November 12 by dialing (855) 859-2056 (domestic) and (404) 537-3406 (international) and using Access Code 24791883#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Holdings, Inc. (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating services that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military cargo and passenger charters; commercial cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2014 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2014		September 30, 2013	September 30, 2014	September 30, 2013
Operating Revenue
ACMI		$184,068	$189,583	$568,929	$552,710
AMC Charter		109,780	95,668	263,935	287,840
Commercial Charter		143,075	104,605	391,527	313,488
Dry Leasing		25,411	11,874	75,611	21,844
Other		3,467	3,660	10,331	10,417

Total Operating Revenue		$465,801	$405,390	$1,310,333	$1,186,299

Operating Expenses
Aircraft fuel		115,690	93,434	301,276	289,535
Salaries, wages and benefits		78,834	74,167	229,637	219,216
Maintenance, materials and repairs		35,084	31,306	144,516	133,152
Aircraft rent		34,183	40,405	104,419	118,753
Navigation fees, landing fees and other rent		35,336	24,481	93,368	58,851
Depreciation and amortization		29,865	23,661	88,401	61,840
Passenger and ground handling services		24,876	18,037	66,106	52,109
Travel		21,642	14,535	57,698	43,485
Loss on disposal of aircraft		-	501	14,679	79
Special charge		90	-	9,567	—
Other		29,212	27,157	84,890	80,515

Total Operating Expenses		404,812	347,684	1,194,557	1,057,535

Operating Income		60,989	57,706	115,776	128,764

Non-operating Expenses (Income)
Interest income		(4,588)	(4,849)	(14,034)	(15,003)
Interest expense		25,960	22,594	78,777	61,711
Capitalized interest		(44)	(291)	(423)	(1,985)
Loss on early extinguishment of debt		-	4,524	-	5,518
Other expense (income), net		767	(241)	831	1,415

Total Non-operating Expenses		22,095	21,737	65,151	51,656

	767
Income before income taxes		38,894	35,969	50,625	77,108
Income tax expense (benefit)		11,318	11,247	(9,958)	11,320

Net Income		27,576	24,722	60,583	65,788
Less: Net income (loss) attributable
to noncontrolling interests		-	981	(4,530)	1,909

Net Income Attributable
to Common Stockholders	$	27,576	$23,741	$65,113	$63,879

Earnings per share:
Basic		$1.10	$0.94	$2.59	$2.48

Diluted		$1.10	$0.94	$2.59	$2.48

Weighted average shares:
Basic		24,983	25,124	25,106	25,710

Diluted		25,064	25,212	25,164	25,784

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		September 30,
		2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents		$262,224	$321,816
Short-term investments		11,931	10,904
Restricted cash		13,563	6,491
Accounts receivable, net of allowance of $1,748 and $1,402, respectively		167,845	132,159
Prepaid maintenance		11,389	31,620
Deferred taxes		29,203	54,001
Prepaid expenses and other current assets		26,835	36,962

Total current assets		522,990	593,953
Property and Equipment
Flight equipment		3,485,877	2,969,379
Ground equipment		50,305	46,951
	Less: accumulated depreciation	(328,953)	(256,685)
Purchase deposits for flight equipment		5,947	69,320

Property and equipment, net		3,213,176	2,828,965
Other Assets
Long-term investments and accrued interest		126,002	130,267
Deposits and other assets		136,438	131,216
Intangible assets, net		69,676	33,858

Total Assets		$4,068,282	$3,718,259

Liabilities and Equity
Current Liabilities
Accounts payable		$39,234	$65,367
Accrued liabilities		229,072	194,292
Current portion of long-term debt[1,2]		191,487	157,486

Total current liabilities		459,793	417,145
Other Liabilities
Long-term debt[1,2]		1,829,148	1,539,139
Deferred taxes		340,444	371,655
Other liabilities		66,822	68,195

Total other liabilities		2,236,414	1,978,989
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,556,909 and
	28,200,213 shares issued, 24,804,020 and 25,038,629, shares outstanding
	(net of treasury stock), as of September 30, 2014 and December 31, 2013, respectively	286	282
Additional paid-in-capital		569,230	561,481
Treasury stock, at cost; 3,752,889 and 3,161,584 shares, respectively		(145,305)	(125,826)
Accumulated other comprehensive loss		(9,762)	(10,677)
Retained earnings		957,626	892,513

Total stockholders’ equity		1,372,075	1,317,773
Noncontrolling interest		¯	4,352

Total equity		1,372,075	1,322,125

Total Liabilities and Equity		$4,068,282	$3,718,259

1 Balance sheet debt at September 30, 2014 totaled $2,020.6 million, including the impact of $37.4 million of unamortized discount.

2 The face value of our debt at September 30, 2014 totaled $2,058.0 million, compared with $1,738.0 million on December 31,

2013.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

		For the Nine Months Ended
		September 30, 2014		September 30, 2013
Operating Activities:
Net Income Attributable to Common Stockholders			$65,113		$63,879
Net Income (loss) attributable to noncontrolling interests			(4,530)		1,909

Net Income			60,583		65,788
Adjustments to reconcile Net Income to net cash provided by operating activities:
	Depreciation and amortization		101,493		73,324
	Accretion of debt securities discount		(6,022)		(6,758)
	Provision for allowance for doubtful accounts		420		217
	Special charge, net of cash payment		6,484		¯
	Loss on early extinguishment of debt		¯		5,518
	Loss (gain) on disposal of aircraft		14,679		79
	Deferred taxes		(10,282)		10,511
	Stock-based compensation expense		9,769		12,176
Changes in:
	Accounts receivable		(27,147)		6,818
	Prepaid expenses and other current assets		36,931		12,494
	Deposits and other assets		(5,978)		2,834
	Accounts payable and accrued liabilities		(12,402)		22,092

Net cash provided by operating activities			168,528		205,093
Investing Activities:
	Capital expenditures		(17,509)		(24,860)
	Purchase deposits and delivery payments for flight equipment		(502,782)		(561,979)
	Changes in restricted cash		(7,072)		(5,886)
	Proceeds from short-term investments		2,886		4,672
	Proceeds from insurance		¯		9,109
	Proceeds from disposal of aircraft		¯		4,250

Net cash used for investing activities			(524,477)		(574,694)
Financing Activities:
	Proceeds from debt issuance		572,552		709,484
	Maintenance reserves received		12,950		2,195
	Refund of accelerated share repurchase		¯		21,886
	Prepayment of accelerated share repurchase		¯		(21,886)
	Purchase of treasury stock		(19,479)		(80,946)
	Excess tax benefit from stock-based compensation expense		¯		850
	Payment of debt issuance costs		(17,117)		(19,682)
	Payments of debt		(252,549)		(371,096)

Net cash provided by financing activities			296,357		240,805
Net decrease in cash and cash equivalents			(59,592)		(128,796)
Cash and cash equivalents at the beginning of period			321,816		409,763

Cash and cash equivalents at the end of period			$262,224		$280,967

Non-cash Investing and Financing Activities:
Acquisition of flight equipment and assumed debt		$	¯		$90,498

Acquisition of flight and ground equipment included in Accounts payable
and Accrued liabilities			$29,087	$	¯

Disposition of aircraft included in Accounts receivable			$5,072	$	¯

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating Revenue:
ACMI	$184,068	$189,583	$568,929	$552,710
AMC Charter	109,780	95,668	263,935	287,840
Commercial Charter	143,075	104,605	391,527	313,488
Dry Leasing	25,411	11,874	75,611	21,844
Other	3,467	3,660	10,331	10,417
Total Operating Revenue	$465,801	$405,390	$1,310,333	$1,186,299
Direct Contribution:
ACMI	$54,228	$62,587	$143,554	$157,594
AMC Charter	17,603	14,749	42,691	40,144
Commercial Charter	571	(3,859)	(17,731)	(15,023)
Dry Leasing	8,721	4,681	25,630	8,294
Total Direct Contribution	$81,123	$78,158	$194,144	$191,009
Add back (subtract):
Unallocated income and expenses, net	(42,139)	(37,164)	(119,273)	(108,304)
Loss on early extinguishment of debt	-	(4,524)	-	(5,518)
Special charge	(90)	-	(9,567)	-
Loss on disposal of aircraft	-	(501)	(14,679)	(79)
Income before Income Taxes	38,894	35,969	50,625	77,108
Add back (subtract):
Interest income	(4,588)	(4,849)	(14,034)	(15,003)
Interest expense	25,960	22,594	78,777	61,711
Capitalized interest	(44)	(291)	(423)	(1,985)
Loss on early extinguishment of debt	-	4,524	-	5,518
Other expense (income), net	767	(241)	831	1,415
Operating Income	$60,989	$57,706	$115,776	$128,764

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, AMC Charter, Commercial Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by senior management.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, losses (gains) on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, interest income, foreign exchange gains and losses, other revenue and other non-operating costs, including one-time items.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2014	September 30, 2013	Percent Change

Net Income Attributable to Common Stockholders	$27,576	$23,741	16.2%
After-tax impact from:
Loss on disposal of aircraft	-	319
Special charge[1]	(135)	—
Loss on early extinguishment of debt[2]	-	4,524

Adjusted Net Income Attributable to Common Stockholders	$ 27,441	$ 28,584	(4.0%)

Diluted EPS	$1.10	$0.94	17.0%
After-tax impact from:
Loss on disposal of aircraft	-	0.01
Special charge[1]	(0.01)	—
Loss on early extinguishment of debt[2]	-	0.18

Adjusted Diluted EPS	$1.09	$1.13	(3.5%)

	For the Nine Months Ended

	September 30, 2014	September 30, 2013	Percent Change

Net Income Attributable to Common Stockholders	$65,113	$63,879	1.9%
After-tax impact from:
ETI tax benefit	(24,013)	(14,160)
Loss on disposal of aircraft	9,389	50
Special charge[1]	3,905	—
Accrual for legal matters	300	—
Loss on early extinguishment of debt[2]	-	5,157

Adjusted Net Income Attributable to Common Stockholders	$ 54,694	$ 54,926	(0.4%)

Diluted EPS	$2.59	$2.48	4.4%
After-tax impact from:
ETI tax benefit	(0.95)	(0.55)
Loss on disposal of aircraft	0.37	—
Special charge[1]	0.16	—
Accrual for legal matters	0.01	—
Loss on early extinguishment of debt[2]	-	0.20

Adjusted Diluted EPS	$ 2.17[3]	$2.13	1.9%

[1]	Included in Special charge in 2014 were employee termination benefits, a loan reserve, professional fees and tax adjustments related to

GSS, and an adjustment to lease termination costs for two 747-400BCFs.

2 Loss on early extinguishment of debt was related to the financing of 747-8F aircraft.
3 Items do not sum due to rounding.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	4Q14	Full-Year 2014
	Diluted EPS	Diluted EPS
	Guidance[1] Guidance[1,2]
		$
GAAP Measure	$1.33-1.43	3.92-4.02
ETI tax benefit	—	(0.95)
Loss on disposal of aircraft	-	0.37
Special charge	—	0.16
Accrual for legal matters	-	0.01

Non-GAAP Measure	$1.33-1.43	$3.50-3.60

[1] Approximate $/share.
[2] Items do not sum due to rounding.

	For the Three Months Ended
	September 30, 2014	September 30, 2013
Net Cash Provided by Operating Activities	$61,402	$78,462
Less:
Capital expenditures	6,856	5,369
Capitalized interest	44	291

Free Cash Flow[1]	$54,502	$72,802

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
Net Cash Provided by Operating Activities	$168,528	$205,093
Less:
Capital expenditures	17,509	24,860
Capitalized interest	423	1,985

Free Cash Flow[1]	$150,596	$178,248

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Income before income taxes	$ 38,894	$ 35,969	$ 50,625	$77,108
Loss on disposal of aircraft	-	501	14,679	79
Special charge[1]	90	-	9,567	-
Accrual for legal matters	-	-	469	-
Loss on early extinguishment of debt[2]	-	4,524	-	5,518
Adjusted pretax income	38,984	40,994	75,340	82,705
Interest (income) expense, net	21,328	17,454	64,320	44,723
Other non-operating expenses (income)	767	(241)	831	1,415
Adjusted operating income	61,079	58,207	140,491	128,843
Depreciation and amortization	29,865	23,661	88,401	61,840
EBITDA, as adjusted[3]	90,944	81,868	228,892	190,683
Aircraft rent	34,183	40,405	104,419	118,753
EBITDAR, as adjusted[4]	$ 125,127	$ 122,273	$ 333,311	$309,436

[1]	Included in Special charge in 2014 were GSS employee termination benefits, a loan reserve, professional fees and tax adjustments related to GSS, and an adjustment to lease termination costs for two 747-400BCFs.

[2]	Loss on early extinguishment of debt was related to the financing of 747-8F aircraft.

[3]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, loss on disposal of aircraft, special charge, accrual for legal matters, and loss on early extinguishment of debt, as applicable.

[4]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, loss on disposal of aircraft, special charge, accrual for legal matters, and loss on early extinguishment of debt, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Nine Months Ended
		September 30,		Increase/	September 30,		Increase/
		2014	2013	(Decrease)	2014	2013	(Decrease)
Block Hours
ACMI		28,096	28,813	(717)	83,770	85,274	(1,504)
AMC Charter
Cargo		1,892	1,531	361	3,493	5,296	(1,803)
Passenger		3,679	3,029	650	9,378	8,264	1,114
Commercial Charter		7,111	5,310	1,801	19,484	16,360	3,124
Nonrevenue		261	220	41	796	655	141

Total Block Hours		41,039	38,903	2,136	116,921	115,849	1,072

Revenue Per Block Hour
ACMI		$6,551	$6,580	$(29)	$6,792	$6,482	$310
AMC Charter
Cargo		19,710	21,962	(2,252)	21,039	22,681	(1,642)
Passenger		19,703	20,483	(780)	20,308	20,296	12
Commercial Charter		20,120	19,700	420	20,095	19,162	933
Average Utilization (block hours per day)
ACMI[1]		9.6	10.1	(0.5)	9.4	10.4	(1.0)
AMC Charter
Cargo		9.3	5.4	3.9	8.5	6.7	1.8
Passenger		9.5	8.0	1.5	7.8	7.0	0.8
Commercial Charter		9.1	6.3	2.8	8.4	7.0	1.4

	All Operating Aircraft[1,2]	9.5	8.9	0.6	9.1	9.3	(0.2)
Fuel
AMC
	Average fuel cost
	per gallon	$3.36	$3.62	$(0.26)	$3.35	$3.63	$(0.28)
	Fuel gallons	13,341	11,324	2,017	30,644	33,847	(3,203)
	consumed (000s)
Commercial Charter
	Average fuel cost
	per gallon	$3.06	$3.09	$(0.03)	$3.12	$3.13	$(0.01)
	Fuel gallons	23,142	16,956	6,186	63,698	53,210	10,488
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2014 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2013.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Nine Months Ended
September 30,		Increase/	September 30,		Increase/
2014	2013	(Decrease)	2014	2013	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the
period)
ACMI[1]
747-8F Cargo	8.4	8.0	0.4	8.5	7.7	0.8
747-400 Cargo	11.1	12.0	(0.9)	11.8	12.2	(0.4)
747-400 Dreamlifter	3.0	1.6	1.4	3.1	1.6	1.5
767-300 Cargo	2.0	2.0	—	2.0	1.8	0.2
767-200 Cargo	5.0	5.0	—	5.0	5.0	—
747-400 Passenger	1.3	1.4	(0.1)	1.1	1.1	—
767-300 Passenger	0.1	—	0.1	—	0.3	(0.3)
767-200 Passenger	1.0	1.0	—	1.0	0.3	0.7
Total	31.9	31.0	0.9	32.5	30.0	2.5
AMC Charter
747-400 Cargo	2.2	3.1	(0.9)	1.5	2.9	(1.4)
747-400 Passenger	1.5	1.4	0.1	1.7	1.7	—
767-300 Passenger	2.7	2.7	—	2.7	2.6	0.1

Total	6.4	7.2	(0.8)	5.9	7.2	(1.3)
Commercial Charter
747-8F Cargo	0.5	1.0	(0.5)	0.5	0.4	0.1
747-400 Cargo	7.6	7.7	(0.1)	7.7	7.8	(0.1)
747-400 Passenger	0.1	0.2	(0.1)	0.1	0.2	(0.1)
767-300 Passenger	0.3	0.2	0.1	0.2	0.2	—

Total	8.5	9.1	(0.6)	8.5	8.6	(0.1)
Dry Leasing
777-200 Cargo	6.0	2.6	3.4	5.9	1.3	4.6
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	2.0	2.0	—	2.0	2.0	—

Total	10.0	6.6	3.4	9.9	5.3	4.6

Total Operating Aircraft	56.8	53.9	2.9	56.8	51.1	5.7

Out of Service[2]	1.0	1.0	—	1.0	0.8	0.2

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.
[2]	Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.